Exhibit 5.1

Loeb & Loeb LLP 345 Park Avenue New York, NY 10154	Main 212.407.4000 Fax 212.407.4990

December 10, 2021

SensaSure Technologies, Inc.

505 Park Avenue, 4th Floor

New York, New York 10022

Re:	SensaSure Technologies Inc.

Ladies and Gentlemen:

We are acting as special counsel to SensaSure Technologies Inc., a Nevada corporation (the “Company”), in connection with the proposed registration by the Company of 14,266,805 shares of its outstanding common stock, par value $0.01 per share (the “Common Stock”), listed in the Registration Statement (as defined below) under “Principal and Selling Shareholders” (the “Selling Shareholders”) that may be sold pursuant to the Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the “Commission”) on October 4, 2021, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The outstanding shares of Common Stock to be registered by the Company pursuant to the Registration Statement, and that may be offered and sold by the Selling Shareholders, are referred to herein as the “Shares.”

In connection with our opinion expressed below we have examined originals or copies of the Company’s Certificate of Incorporation, as amended (the “Certificate”) and the Company’s Bylaws (the “Bylaws”), certain corporate proceedings of the Company’s board of directors and stockholders relating to the Registration Statement, the Certificate and the Bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized by the Company and are validly issued, fully paid and nonassessable.

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A limited liability partnership including professional corporations

December 10, 2021 Page 2

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the Nevada Revised Statutes, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offering contemplated by the Registration Statement and shall cover such additional securities, if any, registered on such subsequent registration statement.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the laws of the State of Nevada be changed by legislative action, judicial decision or otherwise after the date hereof.

Sincerely,

/s/ Loeb & Loeb LLP
LOEB & LOEB LLP